Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

LEGACY EDUCATION INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Amended and Restated 2021 Equity Incentive Plan	457(h)	1,719,656	$2.38	(2)	$4,092,782	$0.00014760	$604
		Common Stock, par value $0.001 per share, reserved for issuance pursuant to options outstanding under the Amended and Restated 2021 Equity Incentive Plan	457(h)	1,949,141	$3.88	(3)	$7,562,667	$0.00014760	1,117

	Total Offering Amounts								$1,721

	Total Fee Offsets								-
	Net Fee Due								$1,721

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Legacy Education Inc. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. Given that there is no proposed maximum offering price per share of Common Stock, the Registrant calculates the proposed maximum aggregate offering price based on the book value of the Common Stock registered in accordance with Rules 457(h)(1) and 457(f)(2), which book value was calculated based on the Registrant’s balance sheet as of March 31, 2024. Given that the Registrant’s Common Stock is not currently traded on an exchange or over-the-counter, the Registrant did not use the trading prices of its shares of Common Stock in accordance with Rule 457(c).

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $3.88 per share, the weighted-average exercise price of stock options outstanding as of the date of this Registration Statement.